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                                                                    EXHIBIT 23.1


                                CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
MetaCreations Corporation

        We consent to the incorporation by reference in the Registration Statement of MetaCreations Corporation on Form S-3 (to be filed on or about November 13, 1998) of our report dated January 26, 1998 on our audits of the consolidated financial statements and financial statement schedule of MetaCreations Corporation as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997. We also consent to the reference to our firm under the caption "Experts."






PricewaterhouseCoopers LLP
Woodland Hills, California
November 11, 1998